Exhibit 99.1

Starbucks Reports Record First Quarter 2011 Results

Q1 EPS Up 41% to $0.45

Strong Traffic Drives 7% Increase in Global Comparable Store Sales

Record Operating Margins of 21.9% in U.S. and 16.3% in International

Strongest Holiday Season in Company History

SEATTLE; January 26, 2011 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its fiscal first quarter ended January 2, 2011. The previously-announced restructuring program, which was in effect during the fiscal 2008-2010 period, was completed at the end of fiscal year 2010. As a result, there are no restructuring charges reflected in fiscal Q1 2011.

Fiscal First Quarter 2011 Highlights:

•	Total net revenues increased 8% to a record $3.0 billion

•	Comparable store sales increased 7%, driven by a 5% increase in traffic and a 2% increase in average ticket

¡	U.S. comparable store sales increased 8%, driven by a 6% increase in traffic and a 2% increase in average ticket
¡	International comparable store sales increased 5%, driven by a 2% increase in both traffic and average ticket

•	Consolidated operating margin improved to a record 17.0%: up 400 basis points on a GAAP basis and up 340 basis points over the prior-year period’s non-GAAP results

¡	U.S. operating margin improved to a record 21.9%: up 450 basis points on a GAAP basis and up 410 basis points over the prior-year period’s non-GAAP results

¡	International operating margin improved to a record 16.3%: up 900 basis points on a GAAP basis and up 720 basis points over the prior-year period’s non-GAAP results

•	EPS increased 41% to a record $0.45 in Q1 FY11compared to $0.32 in Q1 FY10

•	The Board of Directors declared a $0.13 per share cash dividend to shareholders of record as of February 9, 2011, which will be paid on February 25, 2011.

“Our holiday lineup, bolstered by Christmas Blend and Starbucks Christmas VIA® along with the world-class service of our partners, resonated well with customers and led to record results for the quarter,” said Howard Schultz, chairman, president and ceo. “The strength in our top line – combined with continued improvement in operations – continues a recent trend of record quarterly operating profits and margins, enabling us to more than offset the impact of unusually high coffee costs. As Starbucks approaches our 40th anniversary in March 2011, we look forward to taking full advantage of the many exciting growth opportunities that exist for us all around the world.”

“Starbucks delivered another record-breaking quarter as our customers continue to respond favorably to new offerings and an improved store experience,” commented Troy Alstead, cfo. “The strong momentum in our global business in fiscal 2011 positions us to deliver 15% to 20% EPS growth compared to last year’s results, and to reaffirm our 2011 guidance despite dramatically higher coffee costs. Through the strength of our global retail business and the exciting future growth opportunities in consumer products and Seattle’s Best Coffee, we are on track with our plans to grow and diversify Starbucks and pursue a larger share of global coffee consumption,” added Alstead.

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First Quarter Fiscal 2011 Summary

	13 Weeks Ended
($ in millions, except per share amounts)	2-Jan-11	27-Dec-09	Change
Revenues	$2,950.8	$2,722.7	8%
Operating Income[1]	$501.9	$352.6	42%
Operating Margin[2]	17.0%	13.0%	400	bps
Comparable Store Sales Growth	7.0%	4.0%
EPS[3]	$0.45	$0.32	41%

1 Non-GAAP operating income for Q1 FY10 was $370.9 million, resulting in a 35% change.

2 Non-GAAP operating margin for Q1 FY10 was 13.6%, resulting in a 340 bps change.

3 Non-GAAP EPS for Q1 FY10 was $0.33, resulting in a 36% change.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

Consolidated net revenues were a record $3.0 billion for Q1 FY11, an increase of 8% over Q1 FY10. The increase was primarily due to a 7% increase in global comparable stores sales, comprised of a 5% increase in the number of transactions and a 2% increase in average ticket.

Operating income for Q1 FY11 totaled a record $501.9 million, representing operating margin expansion of 400 basis points to a record 17.0%. This improvement was primarily due to sales leverage on occupancy costs and store operating expenses, partially offset by higher coffee costs.

Q1 U.S. Segment Results

	13 Weeks Ended
($ in millions)	2-Jan-11	27-Dec-09	Change
Revenues	$2,067.7	$1,923.5	7%
Operating Income[1]	$452.5	$334.2	35%
Operating Margin[2]	21.9%	17.4%	450	bps
Comparable Store Sales Growth	8.0%	4.0%

1 Non-GAAP operating income for Q1 FY10 was $342.1 million, resulting in a 32% change.

2 Non-GAAP operating margin for Q1 FY10 was 17.8%, resulting in a 410 bps change.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

U.S. net revenues were a record $2.1 billion in Q1 FY11, an increase of 7% over Q1 FY10. The increase was due to an 8% increase in comparable store sales, comprised of a 6% increase in the number of transactions and a 2% increase in average ticket.

U.S. operating income for Q1 FY11 was $452.5 million compared to $334.2 million for the same period a year ago. Operating margin expanded to 21.9% in Q1 FY11 compared to 17.4% in the corresponding period of fiscal 2010. The margin expansion was primarily due to sales leverage on both occupancy costs and store operating expenses.

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Q1 International Segment Results

	13 Weeks Ended
($ in millions)	2-Jan-11	27-Dec-09	Change
Revenues	$640.0	$588.7	9%
Operating Income[1]	$104.5	$42.9	144%
Operating Margin[2]	16.3%	7.3%	900	bps
Comparable Store Sales Growth	5.0%	4.0%

1 Non-GAAP operating income for Q1 FY10 was $53.3 million, resulting in a 96% change.

2 Non-GAAP operating margin for Q1 FY10 was 9.1%, resulting in a 720 bps change.

See the reconciliation of selected GAAP measures to Non-GAAP measures at the end of this document for further detail.

International net revenues were a record $640.0 million in Q1 FY11, an increase of 9% over Q1 FY10. The increase was primarily due to a 5% increase in comparable store sales, comprised of a 2% increase in the number of transactions and a 2% increase in average ticket. Also contributing to the revenue growth was an increase in specialty revenue due to higher royalties and product sales related to our existing licensed stores, and the opening of 267 net new licensed stores over the last 12 months.

International operating income increased to $104.5 million in Q1 FY11, compared to $42.9 million for the same period a year ago, with the related operating margin expanding 900 basis points to 16.3% from 7.3% in Q1 FY10. The margin increase was primarily driven by sales leverage on both occupancy costs and store operating expenses. Also contributing to the margin improvement were lower impairment charges compared to the prior-year period.

Q1 Global Consumer Products Group Segment Results

	13 Weeks Ended
($ in millions)	2-Jan-11	27-Dec-09	Change
Revenues	$195.2	$174.3	12%
Operating Income	$67.5	$63.9	6%
Operating Margin	34.6%	36.6%	-200	bps

CPG net revenues were $195.2 million in Q1 FY11, an increase of 12% over Q1 FY10. The increase was primarily due to an increase in sales in our U.S. packaged coffee and Starbucks VIA® Ready Brew businesses.

Operating income for the CPG segment was $67.5 million in Q1 FY11 compared to $63.9 million in Q1 FY10, with the operating margin decreasing to 34.6% of net revenues from 36.6% in the prior-year period, due primarily to higher coffee costs.

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Fiscal 2011 Targets

Starbucks has reiterated the following fiscal 2011 targets:

•	Starbucks plans to open approximately 500 net new stores globally: approximately 100 in the U.S. and approximately 400 internationally, the majority of which are expected to be licensed stores.

•	The company is targeting mid-to-high single-digit revenue growth based on a 52-week comparable year, driven by low-to-mid single-digit comparable store sales growth.

•	Consolidated operating margin improvement is expected to be approximately 50 to 100 basis points compared to FY10 non-GAAP operating margin.

•	Capital expenditures are expected to be approximately $550 million to $600 million for the full year.

The company has revised the following fiscal 2011 targets:

•

Starbucks is now targeting full-year operating margin improvement over FY10 non-GAAP operating margin of 150 to 200 basis points for both the U.S. and International segments, and an operating margin range of 25% to 30% for the CPG segment.

•	The company now expects EPS of $1.44 to $1.47, reflecting 15% to 20% growth over fiscal 2010 non-GAAP EPS on a 52-week basis. No restructuring charges are anticipated in fiscal 2011.

¡	The company also expects EPS for fiscal Q2 and Q3 to be in the range of $0.32 to $0.33 in each period, and EPS in fiscal Q4 is expected to be approximately $0.35 to $0.36.

¡	Commodity costs, which are now expected to have an unfavorable impact on EPS of approximately $0.20 for the full fiscal year attributable primarily to higher coffee costs, are reflected in the revised EPS target.

•	Starbucks expects the full-year fiscal 2011 tax rate to be in the range of 32% to 33%.

Conference Call

Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, John Culver, president - International and Troy Alstead, cfo. The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Friday, January 28, 2011 by calling 1-800-642-1687, reservation number 80745717. A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, February 25, 2011 at the following URL: http://investor.starbucks.com.

The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2010 for additional information.

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About Starbucks

Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.

Forward-Looking Statements

This release contains forward-looking statements relating to certain company initiatives and plans, as well as trends in or expectations regarding, earnings per share, revenues, operating margins, comparable store sales, store openings and closings, restructuring charges, capital expenditures, growth opportunities and commodity costs. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, costs associated with, and the successful execution of, the company’s initiatives, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 3, 2010. The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande 206-318-7118 investorrelations@starbucks.com	Trina Smith 206-318-7100 press@starbucks.com

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STARBUCKS CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(unaudited, in millions, except per share data)

	13 Weeks Ended			13 Weeks Ended

	January 2, 2011	December 27, 2009	% Change	January 2, 2011	December 27, 2009

				As a % of total net revenues

Net revenues:
Company-operated retail	$2,451.3	$2,292.9	6.9%	83.1%	84.2%
Specialty:
Licensing	378.8	326.1	16.2	12.8	12.0
Foodservice and other	120.7	103.7	16.4	4.1	3.8

Total specialty	499.5	429.8	16.2	16.9	15.8

Total net revenues	2,950.8	2,722.7	8.4	100.0	100.0

Cost of sales including occupancy costs	1,200.8	1,145.7	4.8	40.7	42.1
Store operating expenses	905.7	896.1	1.1	30.7	32.9
Other operating expenses	92.5	71.9	28.7	3.1	2.6
Depreciation and amortization expenses	127.8	130.6	(2.1)	4.3	4.8
General and administrative expenses	156.6	136.9	14.4	5.3	5.0
Restructuring charges	-	18.3	(100.0)	-	0.7

Total operating expenses	2,483.4	2,399.5	3.5	84.2	88.1

Income from equity investees	34.5	29.4	17.3	1.2	1.1

Operating income	501.9	352.6	42.3	17.0	13.0

Interest income and other, net	14.4	25.1	(42.6)	0.5	0.9
Interest expense	(7.9)	(8.2)	3.7	(0.3)	(0.3)

Earnings before income taxes	508.4	369.5	37.6	17.2	13.6

Income taxes	160.8	126.0	27.6	5.4	4.6

Net earnings including noncontrolling interest	347.6	243.5	42.8	11.8	8.9

Net earnings attributable to noncontrolling interest	1.0	2.0	(50.0)	0.0	0.1

Net earnings attributable to Starbucks	$346.6	$241.5	43.5%	11.7%	8.9%

Net earnings per common share - diluted	$0.45	$0.32	40.6%

Weighted avg. shares outstanding - diluted	766.7	762.9

Cash dividends declared per share	$0.13	$0.00

Supplemental Ratios:
Store operating expenses as a percentage of company-operated retail revenues				36.9%	39.1%
Other operating expenses as a percentage of specialty revenues				18.5%	16.7%
Effective tax rate including noncontrolling interest				31.6%	34.1%

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Segment Results

The tables below present reportable segment results net of intersegment eliminations (in millions):

United States	January 2, 2011	December 27, 2009	% Change	January 2, 2011	December 27, 2009

13 Weeks Ended				As a % of US total net revenues

Net revenues:
Company-operated retail	$1,914.5	$1,788.2	7.1%	92.6%	93.0%
Specialty:
Licensing	153.0	133.7	14.4	7.4	7.0
Other	0.2	1.6	(87.5)	0.0	0.1

Total specialty	153.2	135.3	13.2	7.4	7.0

Total net revenues	2,067.7	1,923.5	7.5	100.0	100.0

Cost of sales including occupancy costs	773.4	748.9	3.3	37.4	38.9
Store operating expenses	720.1	707.3	1.8	34.8	36.8
Other operating expenses	15.3	13.9	10.1	0.7	0.7
Depreciation and amortization expenses	86.7	89.6	(3.2)	4.2	4.7
General and administrative expenses	19.7	21.7	(9.2)	1.0	1.1
Restructuring charges	-	7.9	(100.0)	-	0.4

Total operating expenses	1,615.2	1,589.3	1.6	78.1	82.6

Operating income	$452.5	$334.2	35.4%	21.9%	17.4%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated retail revenues				37.6%	39.6%
Other operating expenses as a percentage of specialty revenues				10.0%	10.3%

International	January 2, 2011	December 27, 2009	% Change	January 2, 2011	December 27, 2009

13 Weeks Ended				As a % of International total net revenues

Net revenues:
Company-operated retail	$536.8	$504.6	6.4%	83.9%	85.7%
Specialty:
Licensing	89.9	71.6	25.6	14.0	12.2
Foodservice and other	13.3	12.5	6.2	2.1	2.1

Total specialty	103.2	84.1	22.7	16.1	14.3

Total net revenues	640.0	588.7	8.7	100.0	100.0

Cost of sales including occupancy costs	292.4	280.1	4.4	45.7	47.6
Store operating expenses	185.6	188.8	(1.7)	29.0	32.1
Other operating expenses	20.1	24.8	(19.0)	3.1	4.2
Depreciation and amortization expenses	27.8	28.2	(1.3)	4.3	4.8
General and administrative expenses	29.9	30.5	(1.9)	4.7	5.2
Restructuring charges	-	10.4	(100.0)	-	1.8

Total operating expenses	555.8	562.8	(1.2)	86.8	95.6

Income from equity investees	20.3	17.0	19.3	3.2	2.9

Operating income	$104.5	$42.9	143.6%	16.3%	7.3%

Supplemental Ratios:
Store operating expenses as a percentage of company-operated retail revenues				34.6%	37.4%
Other operating expenses as a percentage of specialty revenues				19.5%	29.5%

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Global CPG	January 2, 2011	December 27, 2009	% Change	January 2, 2011	December 27, 2009

13 Weeks Ended				As a % of CPG total net revenues

Net revenues:
Licensing	$115.7	$101.2	14.3%	59.3%	58.1%
Foodservice	79.5	73.1	8.8	40.7	41.9

Total specialty revenues	195.2	174.3	12.0	100.0	100.0

Cost of sales	107.5	95.1	13.0	55.1	54.6
Other operating expenses	30.5	24.1	26.6	15.6	13.8
Depreciation and amortization expenses	0.8	1.0	(20.0)	0.4	0.6
General and administrative expenses	3.3	2.6	26.9	1.7	1.5

Total operating expenses	142.1	122.8	15.7	72.8	70.5

Income from equity investees	14.4	12.4	16.1	7.4	7.1

Operating income	$67.5	$63.9	5.6%	34.6%	36.6%

Other	January 2, 2011	December 27, 2009	% Change

13 Weeks Ended
Net revenues:
Licensing	$20.2	$19.6	3.1%
Foodservice and other	27.7	16.5	67.9

Total specialty revenues	47.9	36.1	32.7

Cost of sales	27.5	21.6	27.3
Other operating expenses (1)	26.6	9.1	192.3
Depreciation and amortization expenses	12.5	11.8	5.9
General and administrative expenses	103.7	82.0	26.5

Total operating expenses	170.3	124.5	36.8

Income from equity investees	(0.2)	0.0	nm

Operating loss	$(122.6)	$(88.4)	(38.7)%

(1) Includes a fair value adjustment of certain long-lived assets in Q1 of fiscal 2011.

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Fiscal First Quarter 2011 Store Data

The company’s store data for the periods presented are as follows:

	Net stores opened/(closed) during the period
	13 Weeks Ended		Stores open as of
	January 2, 2011	December 27, 2009	January 2, 2011	December 27, 2009

United States:
Company-operated Stores	(1)	5	6,706	6,769
Licensed Stores	28	48	4,452	4,412

	27	53	11,158	11,181

International:
Company-operated Stores (1)	38	(36)	2,164	2,105
Licensed Stores (1)	86	54	3,687	3,420

	124	18	5,851	5,525

Total	151	71	17,009	16,706

(1)	International store data has been adjusted for the acquisitions of retail store locations in Brazil, by reclassifying historical information from Licensed Stores to Company-operated Stores.

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides non-GAAP operating income, non-GAAP operating margin and non-GAAP earnings per share (non-GAAP EPS) for fiscal 2010. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income, non-GAAP operating margin, and non-GAAP earnings per share (non-GAAP EPS) are operating income, operating margin, and diluted net earnings per share, respectively.

The non-GAAP financial measures provided in this release exclude 2010 restructuring charges, primarily related to previously-announced company-operated store closures. The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance. More specifically, for historical non-GAAP financial measures, management excludes restructuring charges because it believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(unaudited)

(in millions, except per share data)

	13 Weeks Ended
	January 2, 2011	December 27, 2009

Consolidated
Operating income, as reported (GAAP)	$501.9	$352.6
Restructuring charges	-	18.3

Non-GAAP operating income	$501.9	$370.9

Operating margin, as reported (GAAP)	17.0%	13.0%
Restructuring charges	-	0.7

Non-GAAP operating margin	17.0%	13.6%

Diluted EPS, as reported (GAAP)	$0.45	$0.32
Restructuring charges, net of tax	-	0.01

Non-GAAP diluted EPS	$0.45	$0.33

United States
Operating income, as reported (GAAP)	$452.5	$334.2
Restructuring charges	-	7.9

Non-GAAP operating income	$452.5	$342.1

Operating margin, as reported (GAAP)	21.9%	17.4%
Restructuring charges	-	0.4

Non-GAAP operating margin	21.9%	17.8%

International
Operating income, as reported (GAAP)	$104.5	$42.9
Restructuring charges	-	10.4

Non-GAAP operating income	$104.5	$53.3

Operating margin, as reported (GAAP)	16.3%	7.3%
Restructuring charges	-	1.8

Non-GAAP operating margin	16.3%	9.1%

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© 2011 Starbucks Coffee Company. All rights reserved.